EXHIBIT 99.1
2021 QUALTRICS INTERNATIONAL INC.
INDUCEMENT EQUITY PLAN
SECTION 1.GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the 2021 Qualtrics International Inc. Inducement Equity Plan (the “Plan”). The purpose of the Plan is to enable Qualtrics International Inc. (the “Company”) to grant equity awards to induce highly-qualified prospective officers and employees to accept employment and provide them with a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare shall assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The Company intends that the Plan be reserved for persons to whom the Company may issue securities without stockholder approval as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of the NASDAQ Stock Market, Inc.
The following terms shall be defined as set forth below:
“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non‑Employee Directors who are independent.
“Affiliate” means (i) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act and (ii) any entity in which the Company has a significant equity interest.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.
“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Class A common stock” means the Class A common stock, par value $0.0001 per share, of the Company.
“Class B common stock” means the Class B common stock, par value $0.0001 per share, of the Company.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
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“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan is approved by the Board as set forth in Section 19.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an “incentive stock option” under Section 422 of the Code.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Option Shares” means the shares of Stock subject to an Option granted under this Plan.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s aggregate outstanding voting
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power and outstanding stock (Class A and Class B common stock) immediately prior to such transaction do not own a majority of the aggregate outstanding voting power and outstanding stock (Class A and Class B common stock) or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. Notwithstanding anything in the foregoing to the contrary, no Sale Event shall be deemed to have occurred for purposes of this Plan by virtue of either SAP America’s distribution of the Company’s shares to SAP or SAP’s distribution of the Company’s shares to its securityholders, in each case in a transaction intended to qualify as a distribution under Section 355 of the Code, as amended.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
“SAP” means SAP SE, a European Company (Societas Europaea), established under the laws of Germany and the European Union.
“SAP America” means SAP America, Inc., a Delaware corporation and wholly-owned Subsidiary of SAP.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, Non‑Employee Director or Consultant of the Company or any Affiliate. A Service Relationship shall be deemed to continue without interruption in the event a grantee’s status changes from full-time employee to part-time employee or a grantee’s status changes from employee to Consultant or Non-Employee Director or vice versa, provided that there is no interruption or other termination of Service Relationship in connection with the grantee’s change in capacity.
“Stock” means the Class A common stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
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“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.
SECTION 2.ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)Administration of Plan. The Plan shall be administered by the Administrator.
(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the full power and authority:
(i)to select the individuals to whom Awards may from time to time be granted;
(ii)to determine the time or times of grant, and the extent, if any, of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)to determine the number of shares of Stock to be covered by any Award;
(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;
(v)to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret and construe the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)Reserved.
(d)Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event the Service Relationship terminates.
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(e)Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)Non-U.S. Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be incorporated into and made part of this Plan); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3.STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,400,000 shares, subject to adjustment as provided in Section 3(c) hereof. For purposes of this limitation, the shares of Stock underlying any awards under the Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)Reserved.
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(c)Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(d)Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Agreement. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate
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exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.
SECTION 4.ELIGIBILITY
Grantees under the Plan shall be such individuals to whom the Company may issue securities without stockholder approval in accordance with Rule 5635(c)(4) of the Marketplace Rules of the NASDAQ Stock Market, Inc. and related guidance thereunder, as selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to individuals who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.
SECTION 5.STOCK OPTIONS
(a)Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be a Non-Qualified Stock Option, and shall be in such form as the Administrator may from time to time approve.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.
(b)Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) to individuals who are not subject to U.S. income tax on the date of grant, or (ii) if the Stock Option is otherwise compliant with Section 409A.
(c)Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.
(d)Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the date of grant. The Administrator may at any time accelerate the exercisability of
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all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Agreement:
(i)In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv)By a “net exercise” arrangement pursuant to which the Company shall reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments shall be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option shall be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any taxes that the Company or an Affiliate is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
SECTION 6.STOCK APPRECIATION RIGHTS
(a)Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the
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recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(c)Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d)Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
SECTION 7.RESTRICTED STOCK AWARDS
(a)Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of preestablished performance goals and objectives.
(b)Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, if a
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grantee’s employment (or other Service Relationship) with the Company and its Affiliates terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 8.RESTRICTED STOCK UNITS
(a)Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(c)Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
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SECTION 9.UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10.RESERVED
SECTION 11.DIVIDEND EQUIVALENT RIGHTS
(a)Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b)Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
SECTION 12.TRANSFERABILITY OF AWARDS
(a)Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
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(b)Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or Non-Employee Director) may transfer his or her Award to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement. In no event may an Award be transferred by a grantee for value.
(c)Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)Designation of Beneficiary. To the extent permitted by the Company and valid under applicable law, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 13.TAX WITHHOLDING
(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for tax purposes, pay to the Company or any applicable Affiliate, or make arrangements satisfactory to the Administrator regarding payment of, any U.S. and non-U.S. federal, state or local taxes of any kind required by law to be withheld by the Company or any applicable Affiliate with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee or to satisfy all applicable withholding obligations by any other method of withholding that the Company and its Affiliates deem appropriate. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on all applicable tax withholding obligations being satisfied by the grantee.
(b)Payment in Stock. Any tax withholding obligation required of the Company or any applicable Affiliate may be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is determined) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum
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statutory rate or such lesser amount as is necessary to avoid liability accounting treatment. The tax withholding obligation may also be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company or any applicable Affiliate in an amount that would satisfy the withholding amount due.
SECTION 14.SECTION 409A AWARDS
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 15.TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a)Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b)For purposes of the Plan, the following events shall not be deemed a termination of Service Relationship:
(i)a transfer to the Service Relationship of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or
(ii)an approved leave of absence, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16.AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or
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Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).
SECTION 17.STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 18.GENERAL PROVISIONS
(a)No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
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(c)Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder shall exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)Other Incentive Arrangements; No Rights to Continued Service Relationship. Nothing contained in this Plan shall prevent the Board from adopting other or additional incentive arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any grantee any right to continued employment or other Service Relationship with the Company or any Affiliate.
(e)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.
SECTION 19.EFFECTIVE DATE OF PLAN
This Plan shall become effective immediately upon approval by the Board.
SECTION 20.GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Utah, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS: August 19, 2021

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RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR U.S. EMPLOYEES
UNDER THE 2021 QUALTRICS INTERNATIONAL INC.
INDUCEMENT EQUITY PLAN

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:
Pursuant to the 2021 Qualtrics International Inc. Inducement Equity Plan as amended through the date hereof (the “Plan”), Qualtrics International Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the individual named above (the “Grantee”). Each Restricted Stock Unit shall relate to one share of Class A common stock, par value $0.0001 per share (the “Stock”) of the Company.
1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or an Affiliate on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Incremental Number of Restricted Stock Units Vested	Vesting Date
____________(___%)	______________
____________(___%)	______________
____________(___%)	______________
____________(___%)	______________

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.
3.Termination of Employment. If the Grantee’s employment by the Company and its Affiliates terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and
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neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested Restricted Stock Units.
4.Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.
5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.
7.Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
8.No Obligation to Continue Employment. Neither the Company nor any Affiliate is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Affiliate to terminate the employment of the Grantee at any time.
9.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
10.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy
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rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information shall only be used in accordance with applicable law.
11.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
QUALTRICS INTERNATIONAL INC.
By:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature
Grantee’s name and address:

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RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-U.S. GRANTEES
UNDER THE 2021 QUALTRICS INTERNATIONAL INC.
INDUCEMENT EQUITY PLAN

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:
Pursuant to the 2021 Qualtrics International Inc. Inducement Equity Plan as amended through the date hereof (the “Plan”) and this Restricted Stock Unit Award Agreement for Non-U.S. Grantees, including any additional terms and conditions for the Grantee’s country set forth in the appendix attached hereto (the “Appendix” and, together, the “Agreement”), Qualtrics International Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (the “Award”) to the individual named above (the “Grantee”). Each Restricted Stock Unit shall relate to one share of Class A common stock, par value $0.0001 per share (the “Stock”), of the Company.
1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or an Affiliate on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Incremental Number of Restricted Stock Units Vested	Vesting Date
____________(__%)	______________
____________(__%)	______________
____________(__%)	______________
____________(__%)	______________

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

3.Termination of Employment.
(a)If the Grantee’s employment with the Company and its Affiliates terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested Restricted Stock Units. For the avoidance of doubt, a change in status from an employee to Consultant will be considered a termination of the Grantee’s employment for purposes of the Award.
(b)For purposes of the Award, the Grantee’s employment shall be considered terminated as of the date the Grantee is no longer actively providing services to the Company or any of its Affiliates as an employee (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any), and unless otherwise determined by the Company, the Grantee’s right to vest in the Award, if any, shall terminate as of such date and shall not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under labor laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any). The Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services as an employee for purposes of the Award (including whether the Grantee may still be considered to be providing services while on a leave of absence).
4.Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.
5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.Responsibility for Taxes.
(a)The Grantee acknowledges that, regardless of any action taken by the Company or, if different, any Affiliate employing the Grantee (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to the Grantee’s participation in the Plan and legally applicable or deemed applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the
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Employer. The Grantee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award or the underlying Stock, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of shares of Stock acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for TaxRelated Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) requiring the Grantee to make a payment in a form acceptable to the Company; (ii) withholding from the Grantee’s wages or other cash compensation payable to the Grantee by the Company and/or the Employer; (iii) withholding from proceeds of the sale of shares of Stock acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); (iv) withholding from shares of Stock to be issued to the Grantee upon settlement of the Restricted Stock Units; or (v) any other method of withholding determined by the Company and permitted by applicable law.
(c)The Company and/or the Employer may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Grantee’s jurisdiction(s). In the event of over-withholding, the Grantee may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent amount in shares of Stock), or if not refunded, the Grantee may be able to seek a refund from the local tax authorities. In the event of under-withholding, the Grantee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee will be deemed to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Stock is held back solely for the purpose of paying the Tax-Related Items.
(d)The Company may refuse to issue or deliver the shares of Stock, or the proceeds of the sale of shares of Stock, if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.
7.Section 409A of the Code. To the extent the Grantee is a U.S. taxpayer, this Agreement shall be interpreted in such a manner that all provisions relating to the settlement of
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the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
8.No Obligation to Continue Employment. The grant of the Award shall not be interpreted as forming an employment or service contract with the Company, and shall not be construed as giving the Grantee the right to be retained in the employ of, or to continue providing services to, the Employer, nor any other Affiliate or the Company. Neither the Plan nor this Agreement shall interfere in any way with the right of the Employer to terminate the employment of the Grantee at any time.
9.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
10.Data Privacy. The Company and the Employer hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all equity awards to acquire shares or any other rights to shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor ("Data"), for purposes of implementing, administering and managing the Grantee’s participation in the Plan.
The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Data as described in this Agreement and any other grant materials by and among, as applicable, the Employer, the Company and its other Affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.
The Grantee understands that Data will be transferred to Solium Capital ULC and certain of its affiliates (“Shareworks”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of Data by contacting privacy@qualtrics.com. The Grantee authorizes the Company, Shareworks and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may at any time view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s
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local human resources representative. Further, the Grantee understands that the Grantee is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke the consent, the Grantee’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant the Award or other awards under the Plan or administer or maintain such awards. Therefore, the Grantee understands that refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact privacy@qualtrics.com.
11.Nature of Grant. In accepting the grant of the Award, the Grantee acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;
(c)all decisions with respect to future Restricted Stock Units or other grants, if any, shall be at the sole discretion of the Company;
(d)the Grantee is voluntarily participating in the Plan;
(e)the Restricted Stock Units and any shares of Stock subject to the Restricted Stock Units, and the income from and value of the same, are not intended to replace any pension rights or compensation;
(f)unless otherwise agreed with the Company, the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of the same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a director of an Affiliate;
(g)the Restricted Stock Units and any shares of Stock subject to the Restricted Stock Units, and the income from and value of the same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;
(h)the future value of the shares of Stock underlying the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty;
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(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of the Grantee’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any);
(j)unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Stock; and
(k)neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the U.S. dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Grantee pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any shares of Stock acquired upon settlement.
12.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon settlement of the Award prior to the completion of any registration or qualification of the Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. federal, state or local governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock subject to the Award with the SEC or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Stock. Further, the Grantee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of the Stock.
13.Appendix. The Restricted Stock Units shall be subject to the additional terms and conditions set forth in the Appendix attached hereto for the Grantee’s country, if any. Moreover, if the Grantee relocates to one of the countries included in the Appendix during the life of the Restricted Stock Units, the terms and conditions for such country shall apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
14.Language. The Grantee acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms and conditions of this Agreement. If the Grantee has received this Agreement, or any other documents related to the Award and/or the Plan translated
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into a language other than English and if the meaning of the translated version is different than the English version, the English version shall control.
15.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
16.Waivers. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantees.
17.Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with, the internal laws of the State of Utah, applied without regard to conflict of law principles. Unless the Grantee and the Company and/or the Employer have agreed otherwise in a separate written alternative dispute resolution agreement, for purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Utah and agree that such litigation shall be conducted only in the courts of Utah County, Utah, or the U.S. District Court for the District of Utah, where this grant is made and/or to be performed, and no other courts.
18.Severability. The provisions of this Agreement are severable and, if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
19.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Award and the shares of Stock acquired upon settlement of the Restricted Stock Units, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
21.Insider Trading Restrictions / Market Abuse Laws. By accepting the Award, the Grantee acknowledges that he or she is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. The Grantee further acknowledges that, depending on the Grantee’s or his or her broker’s country or the country in which the shares of Stock are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect the Grantee’s ability to accept, acquire, sell or otherwise dispose of shares
    7

of Stock, rights to shares of Stock (e.g., Restricted Stock Units) or rights linked to the value of shares of Stock under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before the Grantee possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. The Grantee acknowledges that it is the Grantee’s responsibility to comply with any applicable restrictions, and the Grantee should speak to his or her personal advisor on this matter.
22.Foreign Asset/Account, Exchange Control and Tax Reporting. Depending on the Grantee’s country, the Grantee may be subject to foreign asset/account, exchange control, tax reporting or other requirements which may affect the Grantee’s ability acquire or hold Restricted Stock Units or shares of Stock under the Plan or cash received from participating in the Plan (including dividends and the proceeds arising from the sale of shares of Stock) in a brokerage/bank account outside the Grantee’s country. The applicable laws of the Grantee’s country may require that he or she report such Restricted Stock Units, shares of Stock, accounts, assets or transactions to the applicable authorities in such country and/or repatriate funds received in connection with the Plan to the Grantee’s country within a certain time period or according to certain procedures. The Grantee acknowledges that he or she is responsible for ensuring compliance with any applicable requirements and should consult his or her personal legal advisor to ensure compliance with applicable laws.
(Signature page follows.)

    8

QUALTRICS INTERNATIONAL INC.
By:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature
Grantee’s name and address:

APPENDIX
TO
RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-U.S. GRANTEES
UNDER THE 2021 QUALTRICS INTERNATIONAL INC.
INDUCEMENT EQUITY PLAN
Capitalized terms used but not defined in this Appendix shall have the same meanings assigned to them in the Plan and/or the Restricted Stock Unit Award Agreement for Non-U.S. Grantees.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Award if the Grantee works and/or resides in one of the countries listed below. If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working and/or residing (or is considered as such for local law purposes), or the Grantee transfers employment and/or residency to a different country after the Award is granted, the Company shall, in its discretion, determine the extent to which the terms and conditions contained herein shall apply to the Grantee.
Notifications
This Appendix also includes information regarding certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2021. Such laws are often complex and change frequently. As a result, the Grantee should not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out-of-date at the time the Grantee vests in the Award or sells any shares of Stock acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation. As a result, the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee should seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s individual situation.
If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working and/or residing (or is considered as such for local law purposes), or if the Grantee transfers employment and/or residency to a different country after the Award is granted, the notifications contained in this Appendix may not be applicable to the Grantee in the same manner.
EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) / UNITED KINGDOM (“UK”)
Terms and Conditions

Data Privacy Notice. The following provisions replace Paragraph 10 of the Restricted Stock Unit Agreement for Non-U.S. Grantees:
(a)Purposes and Legal Bases of Processing. The Company processes the Data (as defined below) for the purpose of administering and managing the Grantee’s participation in the Plan and facilitating compliance with applicable tax, exchange control, securities and labor law. The legal basis for the processing of Data by the Company and third-party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under the Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee participation.
(b)Data Collection and Processing. The Company collects, processes and uses the following types of personal information about the Grantee (as applicable): name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all equity awards to purchase shares or any other rights to shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”).
(a)Stock Plan Administration Service Providers. The Company transfers Data to Solium Capital ULC and certain of its affiliates (“Shareworks”), which is assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. The Grantee may be asked to agree on separate terms and data processing practices with Shareworks or such different/additional service providers, with such agreement being a condition to the ability to participate in the Plan.
(b)International Data Transfers. The Company and Shareworks are based in the United States and Canada, respectively. The Grantee’s country or jurisdiction may have different data privacy laws and protections than the United States and Canada. By enrolling in the Plan, the Grantee acknowledges and accepts that the transfer of Data outside the Grantee’s country or jurisdiction is necessary for the Company to perform its contractual obligations under the Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee participation. To the extent required by applicable law, the Company shall implement appropriate safeguards for international transfers of Data, including, for example, by executing standard contractual clauses approved for such use by the European Commission.
(c)Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This period may extend beyond the Grantee’s period of employment with the Employer.
(d)Data Subject Rights. The Grantee may have a number of rights under data privacy laws in the Grantee’s jurisdiction. Depending on where the Grantee is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) revoke consent, (vii) lodge complaints with competent authorities in the Grantee’s jurisdiction, and/or (viii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Grantee can contact privacy@qualtrics.com .
(e)Contractual Requirement. Where required, the Grantee’s provision of Data and its processing and transfer as described above is a contractual requirement for the Grantee to participate in the Plan. The Grantee’s participation in the Plan and acceptance of the Award are voluntary. The Grantee can refuse to provide Data or to have Data processed and/or transferred, as a result of which the Grantee will not be able to participate in the Plan, but the Grantee’s career and salary will not be affected in any way.
ARGENTINA
Notifications
Securities Law Information. Neither the Award nor the underlying shares of Stock are publicly offered or listed on any stock exchange in Argentina. This offer is private and not subject to any filing or disclosure requirements in Argentina.
Exchange Control Information. Exchange control regulations in Argentina are subject to frequent change. Prior to transferring proceeds into Argentina, the Grantee should consult his or her local bank and/or personal legal advisor to confirm the applicable requirements.
AUSTRALIA
Terms and Conditions
Australia Offer Document. The Company is pleased to provide the Grantee with this offer to participate in the Plan. This offer sets out information regarding the Award to Australian resident employees. This information is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

In addition to the information set out in the Agreement (including this Appendix), the Grantee is also being provided with copies of the following documents:

(a)the Plan;
(b)the Plan prospectus; and
(c)Employee Information Supplement (collectively, the “Additional Documents”).

The Additional Documents provide further information to help the Grantee make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for the purposes of the Corporations Act 2001.

The Grantee should not rely upon any oral statements made in relation to this offer. The Grantee should rely only upon the statements contained in the Agreement (including this Appendix) and the Additional Documents when considering participation in the Plan.
Notifications
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Securities Law Information. Investment in Stock involves a degree of risk. Eligible employees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Stock under the Plan as set forth below and in the Additional Documents.

The information herein is general information only. It is not advice or information that takes into account the Grantee’s objectives, financial situation and needs. The Grantee should consider obtaining his or her own financial product advice from a person who is licensed by ASIC to give such advice.

Additional Risk Factors for Australian Residents. The Grantee should have regard to risk factors relevant to investment in securities generally and, in particular, to holding Stock. For example, the price at which an individual Stock is quoted on the Nasdaq Stock Market may increase or decrease due to a number of factors. There is no guarantee that the price of a share of Stock will increase. Factors that may affect the price of the Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at www.sec.gov, on the Company’s investor’s page at www.qualtrics.com/investors/sec-filing/, and upon request to the Company.

In addition, the Grantee should be aware that the Australian dollar (“AUD”) value of any Stock acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of Stock is entitled to one vote. Dividends may be paid on the Stock out of any funds of the Company legally available for dividends at the discretion of the Board. Further, the Stock is not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Price of Stock. The Grantee may ascertain the current market price of the Stock as traded on the Nasdaq Stock Market under the symbol “XM” at www.nasdaq.com/market-activity/stocks/xm. The AUD equivalent of that price can be obtained at www.rba.gov.au/statistics/frequency/exchange-rates.html. Please note that this is not a prediction of what the market price of the Stock will be on any applicable vesting date or when Stock is issued to the Grantee (or at any other time), or of the applicable exchange rate at such time.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the Grantee should confirm with the bank if it shall file the report on the Grantee’s behalf.
BELGIUM
Notifications
Exchange Control Information. The Grantee is required to provide the National Bank of Belgium with the account details of any such foreign accounts. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.
BRAZIL
Terms and Conditions
Nature of Grant. In accepting the Award, the Grantee agrees that he or she is making an investment decision, and the value of the underlying shares of Stock is not fixed and may increase or decrease in value over the vesting period without compensation to the Grantee.
Compliance with the Law. In accepting the Award, the Grantee acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the Restricted Stock Units, the sale of the shares of Stock acquired under the Plan and the receipt of any cash dividends paid on such shares of Stock.
Notifications
Exchange Control Information. Brazil residents are required to submit annually to the Central Bank of Brazil a declaration of assets and rights held outside of Brazil when the aggregate value of the assets and rights held abroad is equal to or exceeds US$1,000,000. Quarterly reporting is required if such amount exceeds US$100,000,000. The Grantee acknowledges that assets and rights that must be reported include shares of Stock issued upon settlement of the Restricted Stock Units and may include the Restricted Stock Units.

CANADA
Terms and Conditions
Award Payable Only in Stock. Notwithstanding anything to the contrary in Section 8(a) of the Plan, the Restricted Stock Units shall be paid in shares of Stock only and do not provide the Grantee with any right to receive (or any obligation to accept) a cash payment. This provision is without prejudice to the application of Paragraph 6 of the Restricted Stock Unit Award Agreement for Non-U.S. Grantees.
Termination of Employment. The following provisions replace Paragraph 3(b) of the Restricted Stock Unit Award Agreement for Non-U.S. Grantees:
For purposes of the Award, the Grantee’s employment shall be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any) as of the date that is the earlier of (i) the date on which the Grantee’s employment is terminated, and (ii) the date on which the Grantee receives notice of termination. In either case, the date shall exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, the Grantee will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which the Grantee’s right to vest terminates, nor will the Grantee be entitled to any compensation for lost vesting.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued participation in the Plan during a statutory notice period, the Grantee acknowledges that his or her right to participate in the Plan, if any, will terminate effective as of the last day of the Grantee’s minimum statutory notice period, but the Grantee will not earn or be entitled to pro-rata vesting if the vesting date falls after the end of the Grantee’s statutory notice period, nor will the Grantee be entitled to any compensation for lost vesting.
The following provisions apply if the Grantee resides in Quebec:
Language. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Data Privacy. The Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. The Grantee further authorizes the Company and any Affiliate and the Administrator to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Grantee’s employee file.
Notifications
Securities Law Information. The Grantee is permitted to sell shares of Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Stock acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Stock is listed and otherwise complies with all applicable securities laws.
CHILE
Notifications
Securities Law Notice. The offer of the Restricted Stock Units constitutes a private offering in Chile effective as of the grant date. The offer of the Restricted Stock Units is made subject to general ruling n° 336 of the Chilean Commission of the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Restricted Stock Units are not registered in Chile, the Company is not required to provide information about the Restricted Stock Units or the shares of Stock in Chile. Unless the Restricted Stock Units and/or the shares of Stock are registered with the CMF, a public offering of such securities cannot be made in Chile.
Ley de valores. La oferta de las Unidades de Acciones Restringidas se considera una oferta privada in Chile efectiva a partir de la Fecha de la Concesión.  La oferta de las Unidades de Acciones Restringidas se hace sujeta a la regla general no. 336 de la Comisión para el Mercado Financiero de Chile (“CMF”).  La oferta se refiere a valores no inscritos en el registro de valores o en el registro de valores extranjeros de la CMF y, por lo tanto, tales valores no están sujetos a la fiscalización de ésta.  Dado que las Unidades de Acciones Restringidas no están registradas en Chile, no se requiere que la Compañía provea información sobre las Unidades de Acciones Restringidas o Acciones Bursátiles en Chile.  Salvo que las Unidades de Acciones Restringidas y/o acciones estén registradas con la CMF, no puede hacerse una oferta pública de tales valores en Chile.
Exchange Control Information. The Grantee is not required to repatriate funds obtained from the sale of Stock or the receipt of any cash dividends to Chile. However, if the Grantee decides to repatriate such funds, he or she must do so through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the funds exceed US$10,000. In such case, the Grantee must report the payment to a commercial bank or registered foreign exchange office receiving the funds. The commercial bank or registered foreign exchange office will then submit an affidavit to the Central Bank within a day of receipt of the foreign currency.
If the Grantee’s aggregate investments held outside of Chile exceed US$5,000,000 (including the investments made under the Plan), he or she must report the investments to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

Exchange control regulations in Chile are subject to change. The Grantee should consult with his or her personal legal advisor regarding any exchange control obligations that the Grantee may have in connection with the vesting of the Restricted Stock Units, cash dividends or dividend equivalent payments, or the sale of Stock acquired at vesting.
COLOMBIA
Terms and Conditions
Labor Law Acknowledgement. The Grantee acknowledges that pursuant to Article 128 of the Colombia Labor Code, the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units do not constitute a component of “salary” for any purposes.
Notifications
Exchange Control Information. Colombian residents must register shares of Stock acquired under the Plan, regardless of value, with the Central Bank of Colombia (Banco de la República) as foreign investment held abroad. In addition, the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g., local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio).
The Grantee is responsible for complying with applicable exchange control requirements in Colombia and the Grantee should consult his or her legal advisor prior to the acquisition or sale of shares of Stock under the Plan to ensure compliance with current regulations.
COSTA RICA
There are no country-specific provisions.
DENMARK
Terms and Conditions
Nature of Grant. The following provision supplements Paragraph 11 of the Restricted Stock Unit Agreement for Non-U.S. Grantees:
By accepting the Award, the Grantee acknowledges, understands and agrees that the Award relates to future services to be performed and is not a bonus or compensation for past services.
Danish Stock Option Act. By accepting the Award, the Grantee acknowledges that he or she has received the Employer Statement translated into Danish, which is attached here and which is being provided to comply with the Danish Stock Option Act.

ARBEJDSGIVERERKLÆRING	EMPLOYER STATEMENT

Såfremt § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold (“Aktieoptionsloven”) omfatter din tildeling, er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om Qualtrics International Inc. (“Selskabets”) aktieoptionsordning.

Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven, mens de øvrige vilkår og betingelser for din tildeling er nærmere beskrevet i 2021 Qualtrics International Inc. Inducement Equity Plan (“Ordningen”) og i Restricted Stock Unit Agreement for Non-U.S. Grantees (“Aftalen”), som du har fået udleveret.

If Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”) applies to your award, you are entitled to receive the following information regarding Qualtrics International Inc.’s (the “Company”) stock option program in a separate written statement.

This statement contains only the information mentioned in the Act while the other terms and conditions of your award are described in detail in the 2021 Qualtrics International Inc. Inducement Equity Plan (the “Plan”) and the Restricted Stock Unit Agreement for Non-U.S. Grantees (the “Agreement”), which have been given to you.

1. Tidspunkt for tildeling af retten til at købe aktier.

Tidspunktet for tildelingen er den dato, hvor Selskabets bestyrelses Vederlagsudvalg (“Udvalget”) godkendte tildelingen til dig og besluttede, at tildelingen skulle træde i kraft.

1. Grant of right to purchase stock

The grant date for your award is the date that the Compensation Committee of the Board of Directors (the “Committee”) approved a grant for you and determined it would be effective.

2. Kriterier og betingelser for tildeling af retten til senere at købe aktier

          Tildelingen af betingede aktieoptioner sker efter Udvalgets eget skøn. Ordningen samt de under Ordningen tildelte betingede aktieoptioner har til formål at hjælpe Selskabet og dets datterselskabet med at tiltrække samt fastholde det bedst mulige personale til stillinger, der indebærer betydeligt ansvar, for derved at give yderligere incitament til sådanne personer samt styrke Selskabets forretningsmæssige fremgang. Udvalget kan frit vælge ikke at tildele dig betingede aktieoptioner fremover. I henhold til bestemmelserne i Ordningen og Aftalen har du ikke nogen ret til eller noget krav på fremover at få tildelt betingede optioner.

2. Terms or conditions for grant of rights to purchase of stock

         The awards will be at the sole discretion of the Committee. The Plan and the award granted under the Plan are intended to help the Company and its affiliates attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to such individuals and to promote the success of the Company’s business. The Committee may decide, in its sole discretion, not to make any award to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future awards.

3. Modningstidspunkt eller -periode

         Dine betingede aktieoptioner modnes over en periode, forudsat at du fortsat er ansat i eller arbejder for Selskabet eller en tilknyttet virksomhed, medmindre optionen er modnet eller bortfaldet på et tidligere tidspunkt af de i Ordningen anførte årsager og med forbehold for pkt. 5 i denne erklæring.

3. Vesting date or period

          Your award shall vest over a period time, provided you remain employed by or in the service of the Company or an affiliate, unless your award has vested or has terminated earlier for the reasons set forth in the Plan and subject to Section 5 of this statement.

4. Udnyttelseskurs Der skal ikke betales nogen udnyttelseskurs ved modning af tildelingen og udstedelsen af aktier til dig.	4. Exercise price No exercise price is payable upon the vesting of the award and the issuance of shares of stock to you.

5. Din retsstilling i forbindelse med ansættelsesforholdets ophør

I tilfælde af din fratræden vil din tildeling af betingede aktier blive behandlet i overensstemmelse med ophørsbestemmelserne i Aftalen, der er opsummeret nedenfor. I tilfælde af uoverensstemmelse mellem bestemmelserne i Aftalen og nedenstående sammendrag er det Aftalens bestemmelser, der er gældende.

Ved ophør af dit ansættelsesforhold i koncernen bortfalder og fortabes den ikke-modnede del af din tildeling øjeblikkeligt.

5. Your rights upon Termination of Employment

The treatment of the award upon termination of employment will be determined in accordance with the termination provisions in the Agreement, which are summarized immediately below. In the event of a conflict between the terms of the Agreement and the summary below, the terms set forth in the Agreement will govern your award.

If you terminate employment with the Company group, the unvested portion of your award will be immediately cancelled and forfeited.

6. Økonomiske aspekter ved at deltage i Ordningen

         Tildelingen af betingede aktieoptioner har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af tildelingen indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser.

         Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en finansiel risiko. Muligheden for at opnå en gevinst på modningstidspunktet afhænger ikke alene af Selskabets økonomiske udvikling, men også af, blandt andet, den generelle udvikling på aktiemarkedet.

Qualtrics International Inc.
U.S.A.

6. Financial aspects of participating in the Plan

         The award has no immediate financial consequences for you. The value of the award is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

         Shares of stock are financial instruments and investing in stocks will always have financial risk. The possibility of profit at the time of vesting will not only be dependent on the Company’s financial development, but also on the general development on the stock market, inter alia.

Qualtrics International Inc.
U.S.A.

FRANCE
Terms and Conditions
Language Consent. By accepting the Award, the Grantee confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided to the Grantee in English. The Grantee accepts the terms of those documents accordingly.
Reconnaissance Relative à la Langue Utilisée. En acceptant le attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été communiqués au Bénéficiaire en langue anglaise. Le Bénéficiaire accepte les termes de ces documents en connaissance de cause.
Notifications
Tax Information. The Award is not intended to be a French tax-qualified award.
GERMANY
Notifications
Exchange Control Information. German residents must electronically report cross-border payments in excess of €12,500 to the German Federal Bank (Bundesbank) on a monthly basis. In case of payments in connection with securities (including any proceeds realized upon the sale of shares of Stock or the receipt of any dividends), the report must be made by the fifth day of the month following the month in which the payment was received. The form of report (“Allgemeines Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de). The Grantee should consult his or her personal advisor to ensure compliance with applicable reporting obligations.
HONG KONG
Terms and Conditions
Award Payable Only in Stock. Notwithstanding anything to the contrary in Section 8(a) of the Plan, the Restricted Stock Units shall be paid in shares of Stock only and do not provide the Grantee with any right to receive (or any obligation to accept) a cash payment. This provision is without prejudice to the application of Paragraph 6 of the Restricted Stock Unit Award Agreement for Non-U.S. Grantees.
Restriction on Sale. In the event the Award vest and shares of Stock are issued to the Grantee within six months of the grant date, the Grantee agrees that he or she will not dispose of any shares acquired prior to the six-month anniversary of the grant date.
Notifications

Securities Law Information. Warning: The Award and the shares of Stock issued to the Grantee at vesting of the Award do not constitute a public offer of securities and are available only to employees and other service providers of the Company or an Affiliate.
The Grantee should be aware that the contents of the Agreement and the Plan are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have they been reviewed by any regulatory authority in Hong Kong. The Grantee should exercise caution in relation to participation in the Plan. The Restricted Stock Units are intended only for the personal use of each Grantee who meets the eligibility requirements under the Plan and may not be distributed to any other person. If the Grantee is in any doubt about any of the contents of the Agreement or the Plan, he or she should obtain independent professional advice.
INDIA
Notifications
Exchange Control Information. The Grantee understands that he or she must repatriate to India any proceeds from the sale of shares of Stock acquired under the Plan or any cash dividends within a set period of time after receipt. The Grantee must obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Grantee deposits the foreign currency and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company or the Employer requests proof of repatriation.
IRELAND
Notifications
Director Notification Obligation. Directors, shadow directors and secretaries of the Company’s Irish Affiliates are subject to certain notification requirements under the Irish Companies Act. Directors, shadow directors and secretaries must notify the Irish Affiliate in writing if they receive or dispose of an interest in the Company representing more than 1% of the Company’s voting share capital (e.g., Restricted Stock Units granted under the Plan, shares of Stock, etc.), if they become aware of the event giving rise to the notification requirement or if they become a director or secretary if such an interest exists at the time. This disclosure requirement also applies to any rights or shares acquired by the director’s spouse or children (under the age of 18).
ITALY
Terms and Conditions
Plan Document Acknowledgement. By accepting the Award, the Grantee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.

The Grantee further acknowledges having read, and specifically and expressly approves, the following provisions of the Restricted Stock Unit Award Agreement for Non-U.S. Grantees: (i) Paragraph 1 - Restrictions on Transfer of Award; (ii) Paragraph 2 - Vesting of Restricted Stock Units, (iii) Paragraph 3 - Termination of Employment, (iv) Paragraph 4 - Issuance of Shares of Stock, (v) Paragraph 6 - Responsibility for Taxes, (vi) Paragraph 11 - Nature of Grant, (vii) Paragraph 14 – Language, (viii) Paragraph 16 - Waivers, (ix) Paragraph 17 - Governing Law and Venue, (x) Paragraph 18 – Severability, (xi) Paragraph 19 - Imposition of Other Requirements, and (xii) Paragraph 20 – Electronic Delivery and Acceptance, and the “Data Privacy Notice” provisions in this Appendix.
JAPAN
There are no country-specific provisions.
MALAYSIA
Notifications
Director Notification Obligation. If the Grantee is a director of the Company’s Malaysian Affiliate, he or she is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Affiliate in writing when the Grantee receives or disposes of an interest (e.g., Restricted Stock Units or shares of Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any Affiliate.
MEXICO
Terms and Conditions
Policy Statement. By accepting the Restricted Stock Units, the Grantee acknowledges that the Company, with registered offices at 333 West River Park Drive, Provo, Utah 84604, U.S.A. is solely responsible for the administration of the Plan. The Grantee further acknowledges that participation in the Plan and the acquisition of Stock does not, in any way, establish an employment relationship between the Grantee and the Company since he or she is participating in the Plan on a wholly commercial basis and the sole employer is Qualtrics Mexico, S. de R.L. de C.V. (“Qualtrics-Mexico”). Based on the foregoing, the Grantee expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between the Grantee and the Employer, Qualtrics-Mexico, and do not form part of the employment conditions and/or benefits provided by Qualtrics-Mexico.
The Grantee further understands that the Award the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend and/or discontinue it at any time, without any liability.
Plan Document Acknowledgment. By accepting the Restricted Stock Units, the Grantee acknowledges that he or she has received copies of the Plan, has reviewed the Plan and the

Agreement in their entirety, and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, by accepting the Restricted Stock Units, the Grantee further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in the “Nature of Grant” section, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and any Affiliate are not responsible for any decrease in the value of the shares of Stock underlying the Restricted Stock Units.
Finally, the Grantee hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of his or her participation in the Plan and therefore grants a full and broad release to the Employer, the Company and any Affiliate with respect to any claim that may arise under the Plan.
Spanish Translation
Declaración de Política. Al aceptar las Unidades de Acciones Restringidas, el Participante reconoce y acuerda que la Compañía, con oficinas registradas ubicadas en 333 West River Park Drive, Provo, Utah 84604, U.S.A., es la única responsable de la administración del Plan. Adicionalmente, el Participante reconoce que su participación en el Plan, así como la adquisición de Acciones, no genera de ninguna manera una relación de trabajo entre el Participante y la Compañía, ya que su participación en el Plan es de carácter comercial únicamente y su único empleador es Qualtrics Mexico, S. de R.L. de C.V. (“Qualtrics-México”). Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que del mismo derivan, no generan ninguna clase de derecho entre el Participante y el Patrón Qualtrics-México, y no forman parte de las condiciones de trabajo y/o beneficios entregados por Qualtrics-México.
Además de lo anterior, el Participante entiende y reconoce que el premio otorgado bajo este plan se entrega en forma unilateral y discrecional por parte de la Compañía, y por tanto, ésta última se reserva el derecho de modificarlo y/o interrumpirlo en cualquier momento, sin responsabilidad alguna.
Reconocimiento del Documento del Plan. Al aceptar el Otorgamiento, el Participante reconoce que ha recibido copias del Plan, ha revisado el mismo, al igual que la totalidad del Acuerdo de Otorgamiento, y que ha entendido y aceptado completamente todas las disposiciones contenidas en el Plan y en el Acuerdo de Otorgamiento.
Adicionalmente, al aceptar el Acuerdo de Otorgamiento, el Participante reconoce que ha leído y aprobado específica y expresamente los términos y condiciones contenidos en el apartado “Naturaleza del Otorgamiento”, en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como su Sociedad Controlante,

Subsidiaria o filiales no son responsables por cualquier disminución en el valor de las Unidades de Acciones Restringidas en relación a las Unidades de Acción.
Finalmente, el Participante declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación o daños y perjuicios como resultado de su participación en el Plan y, en consecuencia, otorga el más amplio finiquito al Empleador, así como a la Compañía, a su Sociedad Controlante, Subsidiaria o filiales con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
Notifications
Securities Law Information. The Award and the Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Award may not be publicly distributed in Mexico. These materials are addressed to the Grantee only because of the Grantee’s status as an employee and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Qualtrics-Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
Notifications
Securities Law Information. WARNING: This is an offer of Restricted Stock Units which, upon vesting in accordance with the terms of the Agreement, will be converted into shares of Stock in the Company. The shares of Stock, if issued, will give the Grantee a stake in the ownership of the Company. In that case, the Grantee could receive a return if the Company becomes more valuable, and the Grantee may also receive dividends if the Company decides to pay them.
If the Company runs into financial difficulties and is wound up, shareholders will be paid after all other creditors have been paid. In that case, the Grantee may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.

The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Grantee may not be given all the information usually required. The Grantee will also have fewer other legal protections for this investment.
Ask questions, read all documents carefully, and seek independent financial advice before committing to participate in the Plan.
The shares of Stock are quoted or approved for trading on the Nasdaq Global Select Market. This means that, if the Grantee vests in Restricted Stock Units and shares of Stock are issued, the Grantee can sell his or her investment on the Nasdaq Global Select Market if there are buyers for it. If the Grantee sells his or her investment, the price he or she get may vary depending on factors such as the financial condition of the Company. The Grantee may receive less than the full amount that he or she paid for it, if anything.
For information on risk factors impacting the Company’s business that may affect the value of the shares of Stock, the Grantee should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the SEC and are available online at www.sec.gov, as well as on the Company’s website at www.qualtrics.com/investors/sec-filing/.
For more details on the terms and conditions of the Restricted Stock Units, please refer to this Agreement, the Plan and the Plan Prospectus which are available on the intranet site and free of charge on request via email to the Company.
PERU
Terms and Conditions
Labor Law Acknowledgment. By accepting the Award, the Grantee acknowledges that the Restricted Stock Units are being granted ex gratia to the Grantee with the purpose of rewarding the Grantee.
Notifications
Securities Law Information. The offer of Restricted Stock Units is considered a private offering in Peru.
POLAND
Notifications
Exchange Control Information. Polish residents holding foreign securities (including shares of Stock) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets held abroad) exceeds PLN 7,000,000. If required, the reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland. Any transfer of funds in excess of €15,000 must be effected through a bank account in Poland (however, if such transfer of funds is connected with the business activity of independent contractors or entrepreneurs, then the applicable threshold is PLN 15,000). The Grantee should maintain evidence of such foreign exchange transactions for five years, in case of a request for production of the same by the National Bank of Poland.
SERBIA
Notifications
Securities Law Information. The Restricted Stock Units and the shares of Stock that may be issued pursuant to the Restricted Stock Units are not subject to the regulations concerning public offers and private placements under the Law on Capital Markets.
Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, the Grantee is permitted to acquire shares of Stock under the Plan, but a report may be required regarding the acquisition of such shares of Stock, the value of the shares of Stock at vesting, and, on a quarterly basis, any changes in the value of shares of Stock. As the exchange control regulations in Serbia may change without notice, the Grantee should consult with his or her personal advisor with respect to all applicable reporting obligations.
SINGAPORE
Notifications
Securities Law Restrictions. The Restricted Stock Units are being granted pursuant to an exemption from the prospectus requirements under the Securities and Futures Act (Cap. 289 of Singapore) (“SFA”). The Plan has not been registered as a prospectus with the Monetary Authority of Singapore. The Award is subject to section 257 of the SFA and the Grantee will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Stock underlying the Award unless such sale or offer in Singapore is made (i) more than six months from the grant date, (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with, the conditions of any other applicable provisions of the SFA.
Director Notification Obligation. The directors, associate directors and shadow directors of a Singapore Affiliate are subject to certain notification requirements under the Companies Act, Chapter 50 of Singapore. The directors, associate directors and shadow directors must notify the Singapore Affiliate in writing of an interest (e.g., Restricted Stock Units, shares of Stock, etc.) in the Singapore Affiliate or any of its related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g. when the shares of Stock are sold), or (iii) becoming a director, associate director or shadow director.
SOUTH KOREA
There are no country-specific provisions.

SPAIN
Terms and Conditions
Nature of Grant. The following provisions supplement Paragraph 11 of the Restricted Stock Unit Award Agreement for Non-U.S. Grantees:
In accepting the Award, the Grantee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.
The Grantee understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant the Award under the Plan to individuals who may be employees of the Company or any Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant shall not economically or otherwise bind the Company or any Affiliate. Consequently, the Grantee understands that the Award is granted on the assumption and condition that the Restricted Stock Units and the shares of Stock issued upon settlement of the Restricted Stock Units shall not become a part of any employment contract (either with the Company or Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
As a condition of the grant of the Award, unless otherwise provided by the Company, the Grantee’s termination of employment for any reason shall automatically result in the forfeiture and loss of the shares of Stock subject to the unvested portion of the Restricted Stock Units. In particular, and without limitation to the provisions of the Plan, the Grantee understands and agrees that any unvested portion of the Restricted Stock Units as of the date of the Grantee’s termination of employment shall be cancelled without entitlement to the underlying shares of Stock or to any amount as indemnification if the Grantee terminates employment by reason of, including, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, and/or Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.
Finally, the Grantee understands that the grant of the Award would not be made to the Grantee but for the assumptions and conditions referred to herein; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Award shall be null and void.
Notifications
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or shall take place in the Spanish territory. The Agreement and the Plan have not been nor shall they be registered with the Comisión Nacional del Mercado de Valores (the

Spanish securities regulator), and none of these documents constitutes a public offering prospectus.
Exchange Control Information. It is the Grantee’s responsibility to comply with exchange control regulations in Spain. The Grantee must declare the acquisition of shares of Stock for statistical purposes to the Spanish Dirección General de Comercio Internacional e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed a D-6 form in January for shares of Stock owned as of December 31 of each year. However, if the value of the shares of Stock or the sale proceeds exceed €1,502,530 (or if the Grantee holds 10% or more of the share capital of the Company), a declaration must be filed within one month of the acquisition or sale, as applicable.
Further, the Grantee is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares of Stock held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000. Notwithstanding the above, the Grantee may be required to provide with this information to Bank of Spain under specific request.
SWEDEN
Terms and Conditions
Authorization to Withhold. The following provision supplements Paragraph 6 of the Restricted Stock Unit Award Agreement for Non-U.S. Grantees:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Paragraph 6 of the Restricted Stock Unit Award Agreement for Non-U.S. Grantees, in accepting the Award, the Grantee authorizes the Company and/or the Employer to withhold shares of Stock or to sell shares otherwise deliverable to the Grantee upon vesting/settlement to satisfy any Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such amounts.
SWITZERLAND
Notifications
Securities Law Information. Neither this document nor any other materials relating to the Award (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee and other service provider of the Company or an Affiliate, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
TAIWAN

Notifications
Securities Law Information. The Award and the shares of Stock to be issued pursuant to the Plan are available only for employees of the Company and its Affiliates. The Award is not a public offer of securities by a Taiwanese company.
Exchange Control Information. The Grantee may acquire and remit foreign currency (including proceeds from the sale of shares of Stock and the receipt of any dividends paid on such shares) into and out of Taiwan up to US$5,000,000 per year without justification. However, if the transaction amount is TWD$500,000 or more in a single transaction, the Grantee must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.
THAILAND
Notifications
Exchange Control Information. The Grantee must repatriate the proceeds from the sale of shares of Stock and any cash dividends received in relation to the shares to Thailand immediately upon receipt if the amount of such proceeds received in a single transaction is US$200,000 or more. The Grantee must then either convert the funds to Thai Baht or deposit the proceeds in a foreign currency deposit account maintained by a bank in Thailand within 360 days of remitting the proceeds to Thailand. The Grantee is also required to inform the authorized agent of the details of the foreign currency transaction, including the Grantee’s identification information and the purpose of the transaction.
If the Grantee does not comply with this obligation, the Grantee may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, the Grantee should consult a legal advisor before selling shares of Stock to ensure compliance with current regulations. It is the Grantee’s responsibility to comply with exchange control laws in Thailand, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Grantee’s failure to comply with applicable laws.
UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes. The following provisions supplement Paragraph 6 of the Restricted Stock Unit Award Agreement for Non-U.S. Grantees:
Without limitation to Paragraph 6 of the Restricted Stock Unit Award Agreement for Non-U.S. Grantees, the Grantee agrees that the Grantee is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also agrees to indemnify and keep indemnified the Company or the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or shall pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.
Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision shall not apply if the indemnification is viewed as a loan. In such case, if the amount of any income tax due is not collected from or paid by the Grantee within 90 days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income taxes may constitute a benefit to the Grantee on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Grantee shall be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company or the Employer, as applicable, any employee NICs due on this additional benefit, which the Company or the Employer may recover from the Grantee by any of the means referred to in Paragraph 6 of the Restricted Stock Unit Award Agreement for Non-U.S. Grantees.